UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2024

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 9, 2024, Monroe Capital Income Plus Corporation (the “Company”), increased the Facility Amount pursuant to the accordion feature of the Term Credit and Security Agreement, dated December 20, 2022 (as amended, the “Credit Agreement”), between MC Income Plus Financing SPV II LLC, a wholly-owned subsidiary of  the Company as borrower (the “Borrower”), and the Company, as collateral manager, with KeyBank National Association, as administrative agent (the “Administrative Agent”) and lead arranger, the lenders from time to time party thereto, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian (the “Credit Facility”).

The Facility Amount under the Credit Facility’s accordion feature was increased from $119.5 million of aggregate commitments to $194.5 million of aggregate commitments. The accordion feature in the Credit Facility allows the Company, under certain circumstances, to increase the total size of the Credit Facility upon request to the Administrative Agent and with the consent of one or more increasing or additional lenders.

The description above is only a summary of the Facility Amount increase, and is qualified in its entirety by reference to the copy of the Facility Amount Increase Request, dated as of April 9, 2024, by and among the Company, the Borrower, the lenders party thereto and the Administrative Agent, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: April 11, 2024	By:	/s/ Lewis W. Solimene, Jr.
Lewis W. Solimene, Jr.
Chief Financial Officer and Chief Investment Officer